EXHIBIT 4.1
GREIF, INC.
COLLEAGUE STOCK PURCHASE PLAN

1.PURPOSE
The Greif, Inc. Colleague Stock Purchase Plan (the “Plan”) is intended to provide eligible employees of Greif, Inc. (the “Company”) and its participating Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company’s Class A common stock through participation in a plan designed to qualify as an employee stock purchase plan under Code Section 423 with respect to United States taxpayers (although the Company makes no undertaking or representation to achieve or maintain such qualification). In addition, the Plan also authorizes the grant of purchase rights or rights similar to purchase rights which are not intended to qualify under Code Section 423 hereunder and pursuant to Addenda adopted by the Plan Administrator designed to achieve desired tax, securities, employment, labor, data privacy, law or other objectives for eligible employees of the Company or one or more of the Company’s Corporate Affiliates or Designated Affiliates in particular locations outside of the United States.
2.DEFINITIONS
For purposes of administration of the Plan, the following terms shall have the meanings indicated:
Addenda means the rules, procedures or sub-plans, if any, adopted by the Plan Administrator as a part of the Sub-Plan, pursuant to which purchase rights that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Code Section 423 may be granted to eligible employees in particular locations outside the United States pursuant to Section V of the Sub-Plan.
Board means the Board of Directors of the Company.
Code means the United States Internal Revenue Code of 1986, as amended and currently in effect, or any successor body of federal tax law. Reference to a specific section of the Code will include such section, any valid regulation or other official applicable guidance promulgated under such section.
Company means Greif, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting common shares of Greif, Inc. which shall by appropriate action adopt the Plan.
Corporate Affiliate means any company which is either the parent corporation or a subsidiary corporation of the Company (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Date.
Designated Affiliate means any corporation, partnership, joint venture or other business entity in which the Company owns, directly or indirectly, shares or a capital or profit interest and with respect to which the Company possesses the power to direct or cause the direction of the management and policies, which shall be designated, in accordance with Section III, as participating in the Plan and the Sub-Plan pursuant to an Addendum that is not intended to qualify under Code Section 423.
Effective Date means July 1, 2023.
Eligible Earnings means (i) the regular base or basic earnings paid to a Participant by one or more Greif Entities, (ii) any salary deferral contributions made on behalf of the Participant to a Code Section 401(k) Plan, Code Section 125 Plan or any nonqualified deferred compensation plan, (iii) overtime payments, plus (iv) for Employees for whom a substantial amount of their pay mix is variable, such bonuses, commissions, other forms of variable or incentive-based pay. There shall be excluded from the calculation of Eligible Earnings: (I) all distributions from profit-sharing, nonqualified deferred compensation, welfare benefits and other employee benefit plans; and (II) all contributions (other than salary deferral contributions made to a Code Section 401(k) Plan, Code Section 125 Plan, or any nonqualified deferred compensation plan) made by the Company or any other Greif Entity for the Participant’s benefit under any employee benefit or welfare plan now or hereafter established. The Plan Administrator, in its discretion, may, on a uniform and non-discriminatory basis, establish a different definition of Eligible Earnings for a subsequent purchase period.
Employee means any person employed by the Company or any other Participating Company within the meaning of Code Section 3401 and United States Treasury Regulation Section 31.3401(c)-1. A Participant shall be considered to be an Employee for so long as such Participant remains in the active employ of the Company or any other Participating Company under the Plan.
Greif Entity means the Company or any person or entity controlling, controlled by or under common control with the Company or any person or entity with which joint enterprises are carried on or in which the Company has an interest.
Participant means any Employee of a Participating Company who is actively participating in the Plan.
Participating Company means the Company and such Corporate Affiliate(s) as may be designated from time to time in accordance with Section III.
Share means a Class A common share of the Company, as adjusted from time to time in accordance with Section VI(b) below.
Sub-Plan means the Greif Colleague Stock Purchase Plan for Foreign Subsidiaries, as amended from time to time.
3.ADMINISTRATION
The Plan shall be administered by the Compensation Committee of the Board (the “Plan Administrator”); provided, that some or all of the duties of the Plan Administrator may be delegated or redelegated (as the case may be) by the Plan Administrator to a standing committee of the Company. The Plan Administrator shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to adopt such rules and regulations for administering and enforcing the Plan as it may deem necessary in order to comply with the requirements of Code Section 423, where relevant, and to adopt Addenda designed to achieve desired tax, securities, employment, labor, data privacy, law or other objectives for eligible employees of the Company or one or more of the Company’s Corporate Affiliates or Designated Affiliates in particular countries outside the United States. Decisions of the Plan Administrator (or its designee) shall be final and binding on all parties who have an interest in or under the Plan. Notwithstanding the foregoing, only the Board shall have the authority to extend the Plan to Employees of a Participating Company in the United States, or to a “Foreign Subsidiary” (as such term is defined in the Sub-Plan) after the Effective Date of the Plan.
4.PURCHASE PERIODS
(a) Shares shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of Shares available for issuance under the Plan and the Sub-Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Section IX.
(b) Under no circumstances shall any purchase rights granted under the Plan be exercised, nor shall any Shares be issued or delivered hereunder, until such time as (i) the Plan shall have been approved by the Company’s shareholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Shares are listed and all other applicable requirements established by law or regulation. Notwithstanding the preceding sentence, the Company disclaims having any affirmative obligation to register or otherwise list the Company’s securities on any securities exchange maintained outside the United States.

(c) The Plan shall be implemented in a series of consecutive purchase periods, each of such initially to be of six (6) months in duration (or such other period not to exceed twenty-four (24) months per purchase period) as later may be determined by the Plan Administrator prior to the commencement date of the purchase period. Purchase periods may commence at any time as determined by the Plan Administrator, including at quarterly or semi-annual intervals over the term of the Plan. The Plan Administrator will announce the date each purchase period will commence and the duration of that purchase period in advance of the first day of such purchase period.
(d) The Participant shall be granted a separate purchase right for each purchase period in which he/she participates. The purchase right shall be granted on the first day of the purchase period and shall be automatically exercised on the last U.S. business day of that purchase period.
(e) An Employee may participate in only one purchase period at a time. Accordingly, an Employee who wishes to join a new purchase period must withdraw from the current purchase period in which he/she is participating prior to the last day of the current purchase period in which the Employee participates and must also enroll in the new purchase period prior to the start date of that new purchase period at such time and in such manner as the Plan Administrator, in its discretion, requires. The Plan Administrator, in its discretion, may require an Employee who withdraws from one purchase period to wait one full purchase period before re-enrolling in a new purchase period under the Plan.
5.ELIGIBILITY AND PARTICIPATION
(a) Each individual who is an Employee of a Participating Company on the commencement date of any purchase period under the Plan, shall be eligible to participate in the Plan for that purchase period; provided, however, that the Participant shall not be eligible to be granted an option and defer compensation under the Plan until he or she has been an Employee of a Participating Company for at least three (3) months during or prior to such period. The Plan Administrator, in its discretion, from time to time, may exclude Employees whose customary employment is twenty (20) hours per week or less or for not more than five (5) months per calendar year (or, in either case, such lesser period of time as may be determined by the Plan Administrator in its discretion). Any exclusion shall be applied with respect to a purchase right in a manner complying with United States Treasury Regulation Section 1.423-2. Notwithstanding the previous sentence, the exclusions may be applied with respect to a purchase right under any Addenda to the Sub-Plan without regard to the limitations of United States Treasury Regulation Section 1.423-2(e)(1) by reason of the application of United States Treasury Regulation Section 1.423-2(e)(3) to Employees who are also citizens of the United States or resident aliens.
(b) In order to participate in the Plan for a particular purchase period, the Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designee) no later than the day designated by the Plan Administrator in its discretion.
(c) The payroll deduction authorized by a Participant for purposes of acquiring Shares under the Plan may be any whole percentage of the Eligible Earnings of the Participant during the period the purchase right remains outstanding, up to a maximum equal to ten (10) percent of the Participant’s Eligible Earnings per purchase right. However, the total payroll deduction so permitted to be authorized by any Participant under the Plan for a calendar year shall be limited to the sum of legal currency equivalent of U.S. $25,000, in value of purchased shares (as determined on the day(s) of actual purchase). The deduction rate so authorized shall continue in effect for the entire period the purchase right remains outstanding, unless the Participant shall, prior to the end of the purchase period for which the purchase right will remain in effect, reduce such rate by filing the appropriate form with the Plan Administrator (or its designee) at least ten (10) business days before such change is to become effective. The reduced rate shall become effective as soon as practicable following the filing of such form and the lapse of such ten (10) business days. Payroll deductions, however, will cease upon the termination of the Participant’s purchase right in accordance with Sections VII(d) or (e) below.
6.SHARES SUBJECT TO PLAN
(a) The Shares purchasable by Participants under the Plan shall be authorized but unissued Shares, treasury Shares, or Shares purchased by the Company in accordance with the Plan in the open market. The total number of

Shares which may be issued or delivered to a Participant under the Plan and the Sub-Plan attached hereto as Exhibit A including any Addenda, in the aggregate shall not exceed 1,500,000 Shares (subject to adjustment under subparagraph (b) below).
(b) In the event any change is made to the Shares purchasable under the Plan by reason of (I) any merger, consolidation or reorganization or (II) any share dividend, share split, recapitalization, combination of shares or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, then unless such change occurs in connection with a Section VII(k) transaction, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of Shares issuable in the aggregate over the term of the Plan and the Sub-Plan, (ii) the class and maximum number of Shares purchasable per Participant on any one purchase date, and (iii) the class and number of Shares and the price per Share subject to each purchase right at the time outstanding under the Plan.
7.PURCHASE RIGHTS
An Employee who participates in the Plan for a particular purchase period shall have the right to purchase Shares upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable together with any other related administrative forms.
(a) Purchase Price. The U.S. Dollar purchase price per Share shall be at least equal to the lesser of (i) 85% of the fair market value per Share on the date on which the purchase right is granted or (ii) 85% of the fair market value per Share on the date the purchase right is exercised. For purposes of determining such fair market value (and for all other valuation purposes under the Plan), the fair market value per Share on any relevant date shall be the closing selling price per Share on such date, as officially quoted on the New York Stock Exchange – Composite Transactions or the principal exchange on which the Shares are at the time traded. If there are no sales of Shares on such day, then the closing selling price for the Shares on the next preceding day for which there does exist such quotation shall be determinative of fair market value. In the absence of such markets for the fair market value per Share, the fair market value shall be determined by the Plan Administrator (or its designee) in good faith (which determination shall, to the extent applicable, be made in a manner that complies with Code Section 409A), and such determination shall be conclusive and binding for all purposes.
(b) Number of Purchasable Shares. The number of Shares purchasable by a Participant upon the exercise of an outstanding purchase right shall be the number of whole Shares obtained by dividing the amount collected from the Participant through payroll deductions during each purchase period the purchase right remains outstanding by the purchase price in effect for that purchase period. Any remaining amount in the Participant’s account shall be automatically used to purchase fractional shares at such time.
Under no circumstances shall purchase rights be granted under the Plan to any Employee if such Employee would, immediately after the grant, own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any of its Corporate Affiliates.
In addition, the accrual limitations of Section VIII shall apply to all purchase rights.
(c) Payment. Payment for Shares purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the relevant purchase period and, unless terminated earlier pursuant to Sections VII(d) or (e) below, shall terminate with the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the book account maintained by the Company on the Participant’s behalf under the Plan, but no interest shall be paid on the balance from time to time outstanding in such book account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.
(d) Withdrawal from Purchase Period.
(i) A Participant may withdraw from a purchase period by filing the prescribed notification form with the Plan Administrator (or its designee) on or prior to the date required by the Plan Administrator in its discretion. No further payroll deductions shall be collected from the Participant with respect to that purchase period, and the Participant shall have the following election with respect to any payroll deductions for the purchase period collected prior to the withdrawal date: (A) have the Company refund, in the currency originally collected, the payroll deductions which the Participant made under the Plan during that purchase period or (B) have such payroll deductions held for the purchase of Shares at the end of such purchase period. If no such election is made, then such payroll deductions shall automatically be refunded at the end of such purchase period, in the currency originally collected.
(ii) The Participant’s withdrawal from a particular purchase period shall be irrevocable and shall also require the Participant to re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) if the Participant wishes to resume participation in a subsequent purchase period.
(e) Termination of Employment/Leave of Absence. Except as provided in Section VII(l) below, if a Participant ceases to remain an Employee while his/her purchase right remains outstanding, then such purchase right shall immediately terminate, and all sums previously collected from the Participant during the purchase period in which such termination occurs shall be promptly refunded to the Participant. However, should the Participant cease active service by reason of a paid leave of absence, then the Participant shall have the election, exercisable up until the end of the purchase period in which the paid leave of absence commences, to (i) withdraw all the funds in the Participant’s payroll account at the time of his/her cessation of Employee status or the commencement of such paid leave or (ii) have such funds held for the purchase of Shares at the end of such purchase period. If no such election is made, then such funds shall automatically be held for the purchase of Shares at the end of such purchase period. If, pursuant to the foregoing, the funds of a Participant on a paid leave of absence are held (whether by an affirmative election or by default) for the purchase of Shares, then the payroll deductions (at the rate authorized at the time the leave began) may continue in effect through the earlier of (I) the end of the purchase period in which the leave commences or (II) as of any payroll date on which the Participant is no longer paid Eligible Earnings. In no other event, however, shall any further payroll deductions be added to the Participant’s account following his/her cessation of Employee status or the commencement of a leave of absence. Should the Participant return to active service (x) within six (6) months following the commencement of his/her leave of absence or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Company is guaranteed by statute or contract, then his/her payroll deductions under the Plan shall automatically resume (if such deductions are not otherwise being made) upon his/her return at the rate in effect at the time the leave began, and if a new purchase period begins during the period of the leave, then the Participant will automatically be enrolled in that purchase period at the rate of payroll deduction in effect for him/her at the time the leave commenced, but payroll deductions for that purchase period shall not actually begin until the Participant returns to active service. However, an individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period set forth above will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent purchase period in which he or she wishes to participate.
(f) Share Purchase. The Shares subject to the purchase right of each Participant (other than Participants whose purchase rights have previously terminated in accordance with Sections VII(d) or (e) above) shall be automatically purchased on the Participant’s behalf on the last U.S. business day of the purchase period for which such purchase right remains outstanding. The purchase shall be effected by applying the amount credited to each Participant’s book account, as converted into U.S. Dollars, if necessary, on the last U.S. business date of the purchase period to the purchase of whole Shares at the purchase price in effect for such purchase period.
(g) Proration of Purchase Rights. Should the total number of Shares to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of Shares then available for issuance under the Plan and the Sub-Plan, the Plan Administrator shall make a pro-rata allocation of the available Shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of Participants shall, to the extent not applied to the purchase of Shares, be refunded to the Participants, in the currency originally collected.
(h) Shareholder Rights. A Participant shall have no rights as a shareholder with respect to Shares covered by the purchase rights granted to the Participant under the Plan, including the right to receive dividends, the until the Shares are actually purchased on the Participant’s behalf in accordance with Section VII(f). No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the purchase date. Once the

Shares are purchased on behalf of a Participant, the Participant shall have certain rights of ownership such as voting and dividend rights, but shall not be able to transfer custody of any such Shares out of the CSPP Account at the designated brokerage firm. No transfers of custody of such Shares shall be permitted until the Shares are sold or assigned. Shares issued under the Plan will carry a restrictive legend to this effect.
(i) CSPP Account. The Shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm. The account will be known as the “CSPP Account.” Pursuant to this Section VII(h), custody of the Shares purchased under the Plan shall be held in the CSPP Account at all times and may not be transferred to another brokerage account. In order to receive the tax treatment under Code Section 421(a) and Treasury Regulation Section 1.423-(1)(a), Shares purchased under the Plan shall not be sold or assigned until after the first anniversary of the date of purchase. In the event such Shares are not so held for at least one (1) year, and are sold or assigned, then such Shares shall not be eligible for the tax treatment under Code Section 421(a) and Treasury Regulation Section 1.423(a)-1. Notwithstanding the foregoing, in the event of a Participant’s death, this one (1) year tax-law holding period requirement for such favorable tax treatment shall not apply to any Shares in the Participant’s CSPP Account. The Plan Administrator may adopt such policies and procedures for the Plan as it determines is appropriate, including additional policies and procedures regarding the transfer of Shares from a Participant’s CSPP Account before those Shares have been held for the requisite period necessary to avoid a disqualifying disposition of such Shares under the U.S. federal tax laws.
(j) Assignability. No purchase rights granted under the Plan shall be assignable or transferable by a Participant other than by will or by the laws of descent and distribution, and during the Participant’s lifetime the purchase rights shall be exercisable only by the Participant.
(k) Merger or Liquidation of Company. In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital shares of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated, a merger or consolidation with a wholly-owned Subsidiary, or any other transaction in which there is no substantial change in the shareholders of the Company or their relative share holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated, then all outstanding purchase rights under the Plan shall be exercised immediately prior to the consummation of such sale, merger, reorganization or liquidation by applying all sums previously collected from Participants during the purchase period of such transaction to the purchase of whole Shares, subject, however, to the applicable limitations of Section VII(b).
(l) Acquisitions and Dispositions. The Plan Administrator may, in its sole and absolute discretion and in accordance with principles under Code Section 423, create special purchase periods for individuals who become Employees solely in connection with the acquisition of another company or business by merger, reorganization or purchase of assets and may provide for special purchase dates for Participants who will cease to be Employees solely in connection with the disposition of all or a portion of any Participating Company or a portion of the Company, which purchase periods and purchase rights granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Plan Administrator considers appropriate in the circumstances.
(m) Designation of Beneficiary.
(i) If permitted by the Plan Administrator, a Participant may file a designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a date the purchase right is exercised but prior to delivery to such Participant of such Shares and cash. In addition, if permitted by the Plan Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the purchase right. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.
(ii) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Plan Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company will deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(iii) All beneficiary designations will be in such form and manner as the Plan Administrator may designate from time to time.
8.ACCRUAL LIMITATIONS
(a) No Participant shall be entitled to accrue rights to acquire Shares pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (I) Share rights accrued under other purchase rights outstanding under the Plan and (II) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand U.S. Dollars (US$25,000) worth of shares of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such shares on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.
(b) For purposes of applying the accrual limitations of Section VIII(a), the right to acquire Shares pursuant to each purchase right outstanding under the Plan shall accrue as follows:
(i) The right to acquire Shares under each such purchase right shall accrue as and when the purchase right first becomes exercisable on the last U.S. business day of each purchase period the right remains outstanding.
(ii) No right to acquire Shares under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Twenty-Five Thousand U.S. Dollars (US$25,000) worth of Shares (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.
(iii) If by reason of the Section VIII(a) limitations, one or more purchase rights of a Participant do not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase rights shall be promptly refunded in the currency originally collected.
(c) In the event there is any conflict between the provisions of this Section VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Section VIII shall be controlling.
9.AMENDMENT AND TERMINATION
(a) The Board (or, if delegated by the Board to a standing committee of the Board, such committee) may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect purchase rights at the time outstanding under the Plan unless necessary or desirable to comply with any applicable law, regulation or rule; and provided, further, that no such action may, without the approval of the shareholders of the Company, increase the number of Shares issuable under the Plan (other than adjustments pursuant to Sections VI(b) and VII(b)), alter the purchase price formula so as to reduce the purchase price specified in the Plan, or materially modify the requirements for eligibility to participate in the Plan.
(b) Without shareholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Plan Administrator shall be entitled to, in addition to, and without limitation with respect to, what is permitted pursuant to Section IX(a), cancel or change the purchase periods, limit the frequency and/or number of changes in the amount withheld during a purchase period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Eligible Earnings, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable which are consistent with the Plan.

10.GENERAL PROVISIONS
(a) The Plan shall terminate upon the earlier of (i) ten (10) years, or (ii) the date on which all Shares available for issuance under the Plan and the Sub-Plan shall have been sold pursuant to purchase rights exercised under the Plan and the Sub-Plan.
(b) All costs and expenses incurred in the administration of the Plan shall be paid by the Company.
(c) Neither the action of the Company in establishing the Plan, nor any action taken in connection with the Plan by the Board or by its delegee, or by the Company or by the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any Corporate Affiliate for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.
(d) The provisions of the Plan shall be governed by the laws of the State of Delaware, without resort to that State’s conflicts-of-laws rules.
(e) The Plan is designed to qualify as an employee stock purchase plan under Code Section 423 with respect to United States taxpayers (although the Company makes no undertaking or representation to achieve or maintain such qualification), and if the Plan so qualifies, the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Plan Administrator determines that a purchase right granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause a purchase right under the Plan to be subject to Code Section 409A, the Plan Administrator may amend the terms of the Plan and/or of an outstanding purchase right granted under the Plan, or take such other action the Plan Administrator determines is necessary or appropriate, in each case, without the Participant's consent, to exempt any outstanding purchase right or future purchase right that may be granted under the Plan from or to allow any such purchase rights to comply with Code Section 409A, but only to the extent any such amendments or action by the Plan Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the purchase right to purchase Shares under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Plan Administrator with respect thereto. The Company makes no representation that the purchase right to purchase Shares under the Plan is compliant with Code Section 409A.
(f) If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
(g) The terms of the Plan are intended to comply with all applicable laws and will be construed accordingly.
(h) The Plan Administrator is authorized under and pursuant to this Section X(h) to adopt Addenda to the Sub-Plan which may be treated as self-standing plans in respect of the jurisdiction outside the United States for which such Addenda are adopted. Such Addenda may permit the grant of awards or rights which are similar to the purchase rights that may be granted under the Plan but which shall be governed solely by the provisions of the relevant Addenda; provided that any Shares used for the purpose of satisfying any rights granted under the relevant Addenda shall be counted in the limit on the number of Shares which may be issued or delivered to Participants under the Plan as set out in Section VI(a) hereof.

Exhibit A

GREIF, INC.
COLLEAGUE STOCK PURCHASE PLAN FOR FOREIGN SUBSIDIARIES
(Sub-Plan of the Greif, Inc. Colleague Stock Purchase Plan)
1.PURPOSE
The Greif, Inc. Colleague Stock Purchase Plan for Foreign Subsidiaries, a sub-plan of the Greif, Inc. Colleague Stock Purchase Plan (the “Sub-Plan”) is intended to provide eligible employees of the Company’s Foreign Subsidiaries with the opportunity to acquire a proprietary interest in the Company through the purchase of Class A shares of the Company’s common stock at periodic intervals. Purchase rights granted under the Sub-Plan are not necessarily intended to qualify under Code Section 423 and the Company makes no undertaking or representation to achieve or maintain such qualification. If required by local law of any jurisdiction outside of the United States, an Addenda to the Sub-Plan may specify an alternative or particular purpose for purchase rights granted under such Addenda and such purpose shall prevail in relation to such Addenda.
All provisions of this Sub-Plan shall be governed by the U.S. Plan, except as otherwise provided herein or in any Addenda to the Sub-Plan.
The Sub-Plan shall become effective on a date after the Effective Date, as will be designated by either the Plan Administrator or the Foreign Subsidiary.
2.DEFINITIONS
The definitions provided in Section II of the U.S. Plan shall govern the Sub-Plan, except the following terms shall have the meanings indicated:
Effective Date means the date on which the Plan Administrator or any Foreign Subsidiary which is selected to participate in this Sub-Plan after July 1, 2023, shall designate as its Effective Date with respect to its Participants.
Eligible Earnings unless otherwise required by local law, or otherwise specified in any Addenda to the Sub-Plan or the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, means the regular basic gross earnings paid to a Participant by one or more Foreign Subsidiaries or Greif Entities. There shall be excluded from the calculation of Eligible Earnings: (i) all profit-sharing distributions and other incentive-type payments including income from equity incentive awards and (ii) all contributions made by any Foreign Subsidiary or any other Greif Entity for the Participant’s benefit under any employee benefit or welfare plan now or hereafter established. The Plan Administrator, in its discretion, may, on a uniform and non-discriminatory basis, establish a different definition of Eligible Earnings for a subsequent purchase period, and such definition may vary from Foreign Subsidiary to Foreign Subsidiary.
Employee means any person employed by the Company or any Foreign Subsidiary within the meaning of Code Section 3401(c), except as may be provided by any Addenda to the Sub-Plan.
Foreign Subsidiary means any Corporate Affiliate or Designated Affiliate located outside the United States which is selected to participate in this Sub-Plan. Designated Affiliates may participate in the Sub-Plan only pursuant to Addenda to the Sub-Plan.
Participant means any (i) Employee of a Foreign Subsidiary or (ii) an Employee of the Company who is working at or for a Foreign Subsidiary, and who is actively participating in the Sub-Plan.
U.S. Plan means the Greif, Inc. Colleague Stock Purchase Plan, as amended from time to time.
3.ADMINISTRATION

Except as provided in an Addenda, the Sub-Plan shall be administered in accordance with the provisions of Section III of the U.S. Plan.
4.PURCHASE PERIODS
Except as provided in an Addenda, purchase periods may commence at any time as determined by the Plan Administrator, including at quarterly or semi-annual intervals over the term of the Sub-Plan.
5.ELIGIBILITY AND PARTICIPATION
(a) Except as provided in an Addenda or to the extent the Plan Administrator exercises its discretion under clauses (i), (ii) or (iii) of Section V(a) of the U.S. Plan to limit participation in the Plan or the Sub-Plan, each individual who is an Employee of a Foreign Subsidiary on the commencement date of any purchase period under the Sub-Plan shall be eligible to participate in the Sub-Plan for that purchase period.
(b) Except as provided in an Addenda, in order to participate in the Sub-Plan for a particular purchase period, the Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designee) no later than the day designated by the Plan Administrator in its discretion; provided, however that the Participant shall not be eligible to be granted an option and defer compensation under the Sub-Plan until he or she has been an Employee of a Participating Company for at least three (3) months during or prior to such period.
(c) Except as otherwise provided in an Addenda, the payroll deduction or other approved contributions authorized by a Participant for purposes of acquiring Shares under the Plan may be any whole percentage or dollar amount of the Eligible Earnings of the Participant during the period the purchase right remains outstanding, up to a maximum equal to ten (10) percent of the Participant’s Eligible Earnings per purchase right. However, the total amount so permitted to be authorized (in the form of payroll deductions or otherwise) by any Participant under the Plan for a calendar year shall (unless further limited by the provisions of any Addenda) be limited to the sum of legal currency equivalent of U.S. $25,000, in value of purchased shares (as determined on the day(s) of actual purchase). Except as otherwise provided in an Addenda, the payroll deduction or contribution rate authorized by the Participant shall continue in effect for the entire period the purchase right remains outstanding, unless the Participant shall, prior to the end of the purchase period for which the purchase right will remain in effect, reduce such rate by filing the appropriate form with the Plan Administrator (or its designee). The reduced rate shall become effective as soon as practicable following the filing of such form. Except as otherwise provided in an Addenda, payroll deductions or other approved contributions, will automatically cease upon the termination of the Participant’s purchase right in accordance with Sections VII(e) or (f) below.
6.SHARES SUBJECT TO THE SUB-PLAN
The Shares purchasable by Participants under the Sub-Plan (including any Addenda thereto) shall be made available from Shares reserved under the U.S. Plan and any Shares issued or delivered under the Sub-Plan will reduce, on a Share-for-Share basis, the number of Shares available for subsequent issuance or delivery under the U.S. Plan.
7.PURCHASE RIGHTS
An Employee who participates in the Sub-Plan for a particular purchase period shall, except as otherwise provided in an Addenda, have the right to purchase Shares upon the terms and conditions set forth below and shall, except as otherwise provided in an Addenda, execute a purchase agreement embodying such terms and conditions and such other provisions as the Plan Administrator may deem advisable.
(a) Purchase Price. Except as otherwise provided in an Addenda, the U.S. Dollar purchase price shall be determined in accordance with the provisions of Section VII(a) of the U.S. Plan.

(b) Number of Purchasable Shares. Except as provided in an Addenda, the number of Shares purchasable by a Participant shall be determined in accordance with the provisions of Section VII(b) of the U.S. Plan.
(c) Payment. Except as set forth in an Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, payment for Shares purchased under the Sub-Plan shall be effected in the manner and method prescribed by the Plan Administrator (or its designee) which may include the Participant’s authorized payroll deductions whenever possible (provided that the Participant has given written consent to such deductions where consent is required under applicable law) or other approved contributions. Such deductions or other approved contributions shall begin on the first pay day coincident with or immediately following the commencement date of the relevant purchase period and, unless terminated earlier pursuant to Sections VII (e) or (f) below, shall terminate with the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant’s individual book account under the Sub-Plan, initially in the currency in which paid by the Foreign Subsidiary until converted into U.S. Dollars. Notwithstanding the foregoing, instead of a book account, an Addenda to the Sub-Plan (or a purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan) may, at the discretion of the Plan Administrator, provide for alternative structures, including the establishment of a trust or bank account to hold amounts collected by a Foreign Subsidiary, in which case, each reference in the U.S. Plan and the Sub-Plan to amounts credited to an individual book account shall, for purposes of any such Foreign Subsidiary, instead be interpreted as amounts deposited into a trust or bank account, as applicable. All purchases of Shares under the Sub-Plan are to be made with the U.S. Dollars into which the payroll deductions for the purchase period or other approved contributions have been converted. No interest shall be paid on the balance from time to time outstanding in the book account maintained for the Participant, except as otherwise required by law and as set forth in an Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan. The amounts collected from a Participant may be commingled with the general assets of the Company or the Foreign Subsidiary and may be used for general corporate purposes, except as otherwise provided in an Addenda or under purchase rights or for Participants (as set forth in an Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan) for which any applicable laws, regulations or rules require that amounts so collected be segregated from the general assets of the Company or the Foreign Subsidiary and/or deposited with an independent third party.
(d) Conversion into U.S. Dollars. For purposes of determining the number of Shares purchasable by a Participant, except as otherwise provided in an Addenda, the payroll deductions or other approved contributions credited to each Participant’s book account during each purchase period shall be converted into U.S. Dollars on the purchase date for that purchase period on the basis of the exchange rate in effect on such date. Except as otherwise provided in an Addenda, the Plan Administrator shall have the absolute discretion to determine the applicable exchange rate to be in effect for each purchase date by any reasonable method (including, without limitation, the exchange rate actually used by the Company for its intra-Company financial transactions for the month of such transfer). Except as otherwise provided in an Addenda, any changes or fluctuations in the exchange rate at which the payroll deductions or other approved contributions collected on the Participant’s behalf are converted into U.S. Dollars on each purchase date shall be borne solely by the Participant.
(e) Withdrawal from Purchase Period. Except to the extent provided by any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, withdrawal from a purchase period shall be governed in accordance with the provisions of Section VII(d) of the U.S. Plan.
(f) Termination of Employment/Leave of Absence. Except as otherwise provided under Sections VII(g) or (o) below or in any Addenda, if a Participant ceases to remain an Employee while his/her purchase right remains outstanding, then such purchase right shall immediately terminate and all sums previously collected from the Participant during the purchase period in which such termination occurs shall be promptly refunded to the Participant in the currency in which paid by the Foreign Subsidiary. However, except as otherwise provided in an Addenda, should the Participant cease active service by reason of a paid leave of absence, then the Participant shall have the election, exercisable up until the end of the purchase period in which the Participant dies or in which the paid leave of absence commences, to (i) withdraw all the funds in the Participant’s payroll account at the time of his/her cessation of Employee status or the commencement of such paid leave, with the withdrawn funds to be paid in the same currency in which paid by the Foreign Subsidiary, or (ii) have such funds held for the purchase of Shares at the end of such purchase period. If no such election is made, then, except as otherwise provided in an Addenda, such funds shall automatically be held for the purchase of Shares at the end of such purchase period. If, pursuant to the foregoing, the funds of a Participant on a paid leave of absence are held (whether by an affirmative election or by default) for the purchase of Shares, then, except as otherwise provided in an Addenda, the payroll deductions or other contributions (at the rate authorized at the time the leave began) may continue in effect through the earlier of (I) the end of the purchase period in which the leave commences or (II) as of any payroll date on which the Participant is no longer paid Eligible Earnings. In no other event, however, shall any further payroll deductions or other contributions be added to the Participant’s account following his/her cessation of Employee status or the commencement of a leave of absence, except as otherwise required by any applicable law, regulation or rule and as set forth in an Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan. Except as otherwise provided in an Addenda, should the Participant return to active service (x) within six (6) months following the commencement of his/her leave of absence or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Foreign Subsidiary is guaranteed by statute or contract, then his/her payroll deductions or other contributions under the Sub-Plan shall automatically resume (if such deductions or contributions are not otherwise being made) upon his/her return at the rate in effect at the time the leave began, and if a new purchase period begins during the period of the leave, then the Participant will automatically be enrolled in that purchase period at the rate of payroll deduction or approved contributions in effect for him/her at the time the leave commenced, but payroll deductions or approved contributions for that purchase period shall not actually begin until the Participant returns to active service. However, except as otherwise provided in an Addenda, an individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Sub-Plan and must accordingly re-enroll in the Sub-Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent purchase period in which he or she wishes to participate.
For purposes of the Sub-Plan, except as otherwise provided in an Addenda, a Participant shall be considered to be an Employee for so long as such Participant remains in the active employ of a Foreign Subsidiary (and will not be extended by any notice period mandated under the employment laws in the applicable jurisdiction or the terms of an employment agreement, if any).
(g) Transfer of Employment. Except as otherwise provided in an Addenda, in the event that, during a purchase period, (i) a Participant who is an Employee of a Foreign Subsidiary is transferred and becomes an employee of the Company or Corporate Affiliate; or (ii) a Participant who is an Employee of a Foreign Subsidiary participating in an Addenda to the Sub-Plan is transferred and becomes an Employee of a Foreign Subsidiary participating in the Sub-Plan (absent any Addenda thereto), such individual shall remain a Participant in the Sub-Plan or the Addenda to the Sub-Plan, as applicable, and payroll deductions or other approved contributions shall continue to be collected until the next purchase date as if the Participant had remained an Employee of the Foreign Subsidiary employing such Participant at the commencement of the purchase period in which the Participant’s transfer of employment occurred.
Except as otherwise provided in an Addenda, in the event that, during a purchase period, (i) an employee of the Company who is a participant in the U.S. Plan is transferred and becomes an Employee of a Foreign Subsidiary; or (ii) a Participant who is an Employee of a Foreign Subsidiary participating in the Sub-Plan is transferred and becomes an Employee of a Foreign Subsidiary participating in an Addenda to the Sub-Plan, such individual shall automatically become a Participant under the Sub-Plan or the Addenda to the Sub-Plan applicable to the Foreign Subsidiary to which he or she has transferred for the duration of the purchase period in effect at that time under the Sub-Plan or the Addenda, as applicable, and the balance in such individual’s book account maintained under the U.S. Plan or the Sub-Plan prior to the transfer of employment shall be transferred as a balance to a book account opened for such individual under the Sub-Plan or the Addenda, as applicable. Such balance, together with all other payroll deductions or other approved contributions collected from such individual by the Foreign Subsidiary to which the Participant has transferred for the remainder of the purchase period under the Sub-Plan or Addenda, as applicable, (as converted into U.S. Dollars), shall, except as otherwise provided in an Addenda, be applied on the next purchase date to the purchase of Shares under the Sub-Plan or Addenda, as applicable.

Any Employee of the Company who transfers into or out of a location outside of the United States during a purchase period shall, except as otherwise provided in an Addenda, be treated as consistently as possible with the concepts set forth above, as determined in the sole discretion of the Company or Company Affiliate, as applicable.
(h) Share Purchase. Except to the extent provided by any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, the purchase of Shares shall be governed by the provisions of Section VII(f) of the U.S. Plan.
(i) Proration of Purchase Rights. Except to the extent provided by any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, the proration of purchase rights shall be governed by Section VII(g) of the U.S. Plan.
(j) Shareholder Rights. Except to the extent provided by any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, Shareholder rights shall be governed by Section VII(h) of the U.S. Plan.
(k) CSPP Broker Account. Except to the extent provided by any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, the CSPP Account shall be governed by Section VII(i) of the U.S. Plan.
(l) Additional Restrictions on Transfer/Sale of Shares to Comply with Local Law. In order to comply with local law (including, without limitation, local securities and foreign exchange laws), provided that this does not conflict with the provisions of an Addenda, the Company may require a Participant to retain the Shares purchased on his or her behalf in the Participant’s ESPP Broker Account until the sale of such Shares. Any Addenda to the Sub-Plan (or purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan) may also provide for the immediate sale of Shares acquired by a Participant on the purchase date.
(m) Assignability. Except to the extent provided by any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, the assignability of purchase rights shall be governed by Section VII(j) of the U.S. Plan.
(n) Merger or Liquidation of Company. In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital shares of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated, a merger or consolidation with a wholly-owned subsidiary, or any other transaction in which there is no substantial change in the shareholders of the Company or their relative share holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated, then all outstanding purchase rights under the Sub-Plan shall, subject to the provisions of any Addenda, automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or liquidation by applying all sums previously collected from Participants during the purchase period of such transaction, as converted into U.S. Dollars, to the purchase of whole Shares, subject, however, to the applicable limitations of Section VII(b). Payroll deductions or other approved contributions not yet converted into U.S. Dollars at the time of such transaction shall, subject to the provisions of any Addenda, be converted from the currency in which paid by the Foreign Subsidiary into U.S. Dollars on the basis of the exchange rate in effect at the time of such transaction, and the applicable limitation on the number of Shares purchasable per Participant shall, subject to the provisions of any Addenda, continue to apply to each purchase. Should the Company sell or otherwise dispose of its ownership interest in any Foreign Subsidiary participating in the Sub-Plan, whether through merger or sale of all or substantially all of the assets or outstanding capital shares of that Foreign Subsidiary, then a similar exercise of outstanding purchase rights shall, subject to the provisions of any Addenda, be effected immediately prior to the effective date of such disposition, but only to the extent those purchase rights are attributable to the Employees of such Foreign Subsidiary.
(o) Acquisitions and Dispositions. Subject to the provisions of any Addenda, the Plan Administrator may, in its sole and absolute discretion, create special purchase periods for individuals who become Employees solely in connection with the acquisition of another company or business by merger, reorganization or purchase of assets and may provide for special purchase dates for Participants who cease to be Employees solely in connection with the disposition of a portion of any Foreign Subsidiary, which purchase periods and purchase rights granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Plan Administrator considers appropriate in the circumstances.
(p) Tax, Withholding and Other Required Deductions. Except as otherwise provided in an Addenda, at the time a Participant’s purchase right or the Shares acquired pursuant to such purchase right is subject to tax or any other mandatory deduction (including, but not limited to, deductions in respect of social security or national insurance), the Participant shall make adequate provision for, or consent to, all of his or her applicable tax obligations, withholding obligations or other mandatory deductions, if any. The Company and/or the Foreign Subsidiary may (except as otherwise provided in an Addenda), but shall not be obligated to, withhold from the Participant’s compensation or any other payments due to the Participant the amount necessary to meet such tax obligations, withholding obligations or mandatory deductions or withhold from the proceeds of the sale of Shares or any other method of withholding the Company and/or the Foreign Subsidiary deems appropriate. The Company and/or the Foreign Subsidiary shall, except as otherwise provided in an Addenda, have the right to take such other action as may be necessary in the opinion of the Company or the Foreign Subsidiary to satisfy such tax obligations, withholding obligations or mandatory deductions including, but not limited to, demanding payment from a Participant of any amount in respect of tax, withholding obligations or mandatory deductions for which the Company and/or the Foreign Subsidiary is liable to account to any fiscal authority for and on behalf of the Participant and the Participant shall comply with any such demand (provided that doing so is not prohibited by applicable local law) within seven (7) days of such demand being made.
(q) Designation of Beneficiary.
(i) If permitted by the Plan Administrator and applicable law and the terms of any relevant Addenda, a Participant may file a designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a date the purchase right is exercised but prior to delivery to such Participant of such Shares and cash. In addition, if permitted by the Plan Administrator and the terms of any relevant Addenda, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the purchase right. Except as otherwise provided in an Addenda, if a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.
(ii) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Plan Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company will, except as otherwise provided in an Addenda, deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may, except as otherwise provided in an Addenda, deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(iii) All beneficiary designations will be in such form and manner as the Plan Administrator may designate from time to time.
8.ACCRUAL LIMITATIONS
Except to the extent provided by any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, accrual limitations are governed by Section VIII of the U.S. Plan.
9.AMENDMENT AND TERMINATION

The amendment and termination of the Sub-Plan are governed by Section IX of the U.S. Plan; provided, however, an Addenda may be altered, amended, suspended or discontinued by the Board (or, where delegated by the Board to a standing committee of the Board, such committee) unless otherwise specified by the relevant Addenda.
10.GENERAL PROVISIONS
(a) All costs and expenses incurred in the administration of the Sub-Plan shall be paid by the Company or the Foreign Subsidiary.
(b) Neither the action of the Company in establishing the Sub-Plan, nor any action taken in connection with the Sub-Plan by the Board or by its delegee, or by the Company or by the Plan Administrator, nor any provision of the Sub-Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any Foreign Subsidiary for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.
(c) Additional or different provisions for individual Foreign Subsidiaries may be incorporated in one or more Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, in which case such documents shall constitute Addenda to the Sub-Plan. Such Addenda shall have full force and effect with respect to the Foreign Subsidiaries to which they apply. In the event of a conflict between the provisions of such an Addenda and one or more other provisions of the Sub-Plan and/or the U.S. Plan, the provisions of the Addenda shall be controlling. Except as otherwise indicated in the Sub-Plan or an Addenda, purchase rights that are subject to Addenda will operate and be administered in the same manner as all other purchase rights granted under the Sub-Plan.
(d) The provisions of the Sub-Plan and any Addenda thereto shall, unless expressly stated otherwise in any such Addenda, be governed by the laws of the United States, and where relevant, the laws of the State of Delaware without resort to that State’s conflicts-of-laws rules, or unless provided otherwise by the Plan Administrator.
(e) If any other written document related to the Sub-Plan is translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control, subject to applicable laws.
(f) Subject to any applicable laws which render the following provisions of this Section X(f) of the Sub-Plan unenforceable in respect of a particular Participant or Employee or as otherwise provided by any Addenda:
(i)    neither the U.S. Plan nor the Sub-Plan shall form any part of any contract of employment between the Company or any Foreign Subsidiary and any Employees of any of those companies, and it shall not confer on any such Employees any legal or equitable rights (other than those constituting the purchase rights themselves granted under the Sub-Plan and/or the U.S. Plan) against the Company or any Foreign Subsidiary, directly or indirectly, or give rise to any cause of action in law or in equity against the Company or any Foreign Subsidiary;
(ii)    the benefits to Employees and/or Participants under the Sub-Plan and/or U.S. Plan shall not form any part of their wages or remuneration or count as pay or remuneration for pension fund or other purposes; and
(iii)    in no circumstances shall any Employee or Participant, on ceasing to hold the office or employment by virtue of which he/she is or may be eligible to participate in the Sub-Plan and/or U.S. Plan, be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Sub-Plan and/or U.S. Plan which he/she might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.
(g) Notwithstanding the provisions of Section V(c) of the Sub-Plan, the following provisions of this Section X(g) shall apply to any Employee who acquires purchase rights (as described in Section VII of the U.S. Plan) or rights similar in nature to such purchase rights pursuant to the provisions of any Addenda:
(i)    the maximum of ten (10) percent of the Participant’s Eligible Earnings which may be authorized by the Participant to be deducted (or otherwise contributed) from his/her Eligible Earnings for the purpose of acquiring Shares stated therein, shall, for the purpose of any purchase rights granted under the Sub-Plan to such Participant, be reduced so as to take into account any amount which the Participant has authorized, or may authorize, to be deducted (or otherwise contributed) from his/her Eligible Earnings for the purpose of acquiring Shares pursuant to any Addenda, with the effect that in no circumstances shall the maximum of ten (10) percent as stated in Section V(c) of the Sub-Plan be exceeded when taking into account all deductions or contributions, as applicable, made or to be made from the Participant’s Eligible Earnings under any Addenda and this Sub-Plan; and
(ii) the maximum of the legal currency equivalent of U.S. $25,000 specified therein as the limit on the payroll deduction (or other approved contributions) which may be authorized by any Participant in a calendar year shall, for the purpose of the Sub-Plan, be reduced so as to take into account any amount which the Participant has authorized, or may authorize, to be deducted or contributed, as applicable, under any Addenda, with the effect that in no circumstances shall the maximum of the legal currency equivalent of U.S. $25,000 as stated in Section V(c) of the Sub-Plan be exceeded in any calendar year when taking into account deductions or contributions, as applicable, which the Participant has authorized or may authorize under any Addenda and this Sub-Plan in the calendar year in question.